                                   EXHIBIT 1

                                    SAMARNAN
                             INVESTMENT CORPORATION




               MID-YEAR REPORT TO
               SHAREHOLDERS FOR THE SIX MONTHS ENDED JUNE 30, 2003



                                                 SAMARNAN INVESTMENT CORPORATION
                                       P.O. BOX 651 / CLEBURNE, TEXAS 76033-0651

SAMARNAN INVESTMENT CORPORATION

REPORT OF SHAREHOLDERS' MEETING

THE ANNUAL MEETING OF THE SHAREHOLDERS OF SAMARNAN INVESTMENT CORPORATION was held on April 23, 2003 for the purposes of (1) electing seven directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified, and (2) to ratify or reject the selection of Cheshier & Fuller, L.L.P. as the independent certified public accountants for the Company for the current year. The results of the voting on these matters are shown below:

                                                            Withheld/          Broker
Proposal                                 Votes For          Abstentions        Non-votes
--------                                 ---------          -----------        ---------
(1) Election of Directors
        Nancy Walls Devaney              1,166,583          -0- / 35,185          -0-
        Joseph A. Monteleone             1,166,583          -0- / 35,185          -0-
        Martha Walls Murdoch             1,166,583          -0- / 35,185          -0-
        Steve Sikes                      1,166,583          -0- / 35,185          -0-
        Roland Walden                    1,166,583          -0- / 35,185          -0-
        George S. Walls, Jr.             1,166,583          -0- / 35,185          -0-
        Tommy Yater                      1,166,583          -0- / 35,185          -0-

(2) Ratification of
        Cheshire & Fuller, L.L.P.        1,166,583          -0- / 35,185          -0-

                                                      Total Shares outstanding 1,201,768

ADDITIONAL INFORMATION

During the six months ended June 30, 2003, the Company paid to its directors as regular compensation $3,900 ($300 per meeting attended) and $6,500 to the firm of Wheatley, Fowler & Lee, P.C. of which Jerry Wheatley the Secretary and Treasurer of the Company is a shareholder, for that firm's accounting services. No other fees or compensation were paid by the Company to any director or officer of the Company or their affiliates during such six month period.

The Company's purchases of investment securities for its portfolio during the six months ended June 30, 2003, totaled $1,577,587, and sales of its securities during the period totaled $1,848,065. Total investments at June 30, 2003, were $17,869,259.

Effective January 1, 2003, the Company adopted the effective interest method in amortizing bond discounts. Previously these discounts were not amortized, but were included as realized gains when the bonds were sold. This change was made to more accurately reflect interest income. The cumulative effect of the adjustment on prior years (1979 to present) is approximately $28,500 which has been recognized as additional current interest income for the period ended June 30, 2003.

                         SAMARNAN INVESTMENT CORPORATION
                        STATEMENT OF ASSETS & LIABILITIES
                                  JUNE 30, 2093

Assets:
   Cash                                                     $    352,995
   Investments in securities at market (cost, net of
      amortization of bond premiums $16,353,182)              17,869,259
      Accrued interest and dividends receivable                  165,179
                                                            ------------
         Total Assets                                         18,387,433

Liabilities:
   Accounts payable                                               26,021
                                                            ------------

         Total Liabilities                                        26,021
                                                            ------------

         Net assets applicable to outstanding capital
            shares, equivalent to $15.28 per share          $ 18,361,412
                                                            ============

Source of Net Assets:
   Capital shares - authorized 2,000,000 shares
      of $1.00 par value; outstanding 1,201,768 shares      $  1,201,768
   Unrealized appreciation of investments                      1,516,077
   Undistributed net investment income                           746,937
   Undistributed capital gain                                   (909,679)
   Retained earnings at April 29, 1978, commencement
      of operations as an investment company                  15,806,309
                                                            ------------

                                                            $ 18,361,412
                                                            ============



                     See accompanying accountant's report.

                         SAMARNAN INVESTMENT CORPORATION
                             STATEMENT OF OPERATIONS
                     SIX MONTHS ENDED JUNE 30, 2003 AND 2002

                                                              2003              2002
                                                          -----------       -----------
Investment Income:
   Interest                                               $   311,427       $   284,136
   Dividends                                                   88,579            66,650
                                                          -----------       -----------
   Total income                                               400,006           350,696
                                                          -----------       -----------

   Expenses:
      Advisory fees                                            38,848            39,846
      Legal & professional                                     24,150            21,406
      Audit fee                                                14,000            14,000
      Director fees                                             3,900             3,900
      Custodian fee                                             6,000             6,000
      Administrative fee                                        4,420             3,578
      Franchise tax                                             1,187               820
      Office & printing                                         2,751             2,020
                                                          -----------       -----------
         Total expenses                                        95,256            91,570
                                                          -----------       -----------
         Net investment income                                304,750           259,126
                                                          -----------       -----------

Realized and unrealized gain (loss) on investments:

   Realized gain (loss) from security transactions:
      (excluding short-term securities)
      Proceeds from sales                                   1,848,065         2,602,647
      Cost of securities sold, net of
      amortization of bond premiums                         1,774,962         2,703,058
                                                          -----------       -----------
         Net realized gain (loss)                              73,103          (100,411)
                                                          -----------       -----------
   Unrealized appreciation of investments:
      Beginning of period                                     705,641           890,150
      End of period                                         1,516,077         1,484,518
                                                          -----------       -----------

      Increase (decrease) in unrealized appreciation          810,436           594,368
                                                          -----------       -----------
      Net realized and unrealized gain (loss) on
         investment                                           883,539           493,957
                                                          -----------       -----------

      Net increase (decrease) in net assets
         resulting from operations                        $ 1,188,289       $   753,083
                                                          ===========       ===========
Total expenses as a percentage of total
   investment income                                             23.8%             26.1%
                                                                 ====              ====


                     See accompanying accountant's report.

                         SAMARNAN INVESTMENT CORPORATION
                       STATEMENT OF CHANGES IN NET ASSETS
                     SIX MONTHS ENDED JUNE 30, 2003 AND 2002

                                                      2003               2002
                                                  ------------       ------------
Investment activities:
   Net investment income                          $    304,750       $    259,126
   Net realized gain (loss) from
      security transactions                             73,103           (100,411)
   Increase (decrease) in unrealized
      appreciation of investments                      810,436            594,368
                                                  ------------       ------------
         Increase (decrease) in net assets
            from investment activities               1,188,289            753,083
                                                  ------------       ------------

Dividends and distributions to shareholders:
   Net investment income                              (288,424)          (288,424)
   Capital gains                                             0                  0
                                                  ------------       ------------
         Decrease in net assets from
            dividends and distributions
            to shareholders                           (288,424)          (288,424)
                                                  ------------       ------------

         Increase (decrease) in net assets             899,867            464,660

Net assets:
   Beginning of period                              17,461,545         17,630,261
                                                  ------------       ------------
   End of period                                  $ 18,361,412       $ 18,094,921
                                                  ============       ============




                     See accompanying accountant's report.

                         SAMARNAN INVESTMENT CORPORATION
                            Investments in Securities
                                  June 30, 2003

                                    Principal
                                     Amount
                                    or Shares        Cost          Value
                                    ---------       -------       -------
Alcoa, Inc.                            5400         145,186       137,700
American Express                       3300         118,477       137,973
Apache Corp.                           3003         108,617       195,375
Apple Computer                         6900         139,021       131,514
Bank One Corp.                         3400         128,580       126,412
Bard CR Inc.                           2200         121,148       156,882
Bellsouth Inc.                         4800         128,605       127,824
Citigroup, Inc.                        3299         111,358       141,197
Conagra, Inc.                          5100         120,294       120,360
Dean Foods Co.                         6600         125,479       207,900
Du Pont                                3100         131,698       129,084
Eaton Vance Corp.                      3000          95,998        94,800
Exxon Mobil Corp.                      3600         138,378       129,276
Federal Nat'l. Mtg. Assoc.              900          62,731        60,696
First Tenn. National Corp.             3300         117,576       144,903
General Electric Co.                   4800         127,933       137,664
General Motors Corp.                   3600         150,892       129,600
Goodrich Corp.                         7400         117,542       155,400
Harris Corp.                           4300         131,896       129,215
Hawaiian Elec. Ind.                    3100         140,286       142,135
Heinz H J Co.                          3000          99,840        98,940
Hewlett-Packard Co.                    7465         129,412       159,005
IBM                                    1600         137,872       132,000
Kerr McGee Corp.                       2800         143,290       125,440
M & T Bank                             1500         111,746       126,330
Nabors Industries Ltd.                 3400         128,010       134,402
Pfizer Inc.                            3800         124,117       129,770
Polo Ralph Lauren Corp.                4000         101,858       103,160
Proctor & Gamble Co.                   1400         121,639       124,852
Progress Energy, Inc.                  2806          87,648       123,183
Prudential Financial                   4000         123,328       134,600
Radio One Inc.                         5000          86,670        88,650
Reinsurance Group America Inc.         4400         125,953       141,240
Rockwell Collins Inc.                  6600         122,990       162,558
Scotts Co.                             2700         135,996       133,650


                      See accompanying accountant's report.

                         SAMARNAN INVESTMENT CORPORATION
                            Investments in Securities
                                  June 30, 2003

                                              Principal
                                                Amount
                                              or Shares         Cost             Value
                                              ---------      ----------        ----------
United Technologies Corp.                        1900           116,032           134,577
Verizon Comm.                                    3400           148,456           134,130
XTO Energy Corp.                                 6533            77,197           131,379
REITS - Apt. Invt. & Mgmt.                       3900           152,375           134,940
        Archstone Smith Tr.                      5300           139,104           127,200
        Boston Properties                        3300           122,166           144,540
        Equity Office Prop.                      4800           125,119           129,648
        Equity Residential Prop.                 5200           116,608           134,940
        Health Care Property                     3200           106,779           135,520
        Kimco Realty                             3800            96,162           144,020
        Prologis TR                              5900           115,908           161,070
        Simon Property Group                     4400           101,124           171,732
        Vornado Realty                           3000           103,096           130,800
Brazos Mutual Fund                             16,024           300,000           230,425
                                                             ----------        ----------
   Total Common Stocks                                       $6,062,190        $6,698,611
                                                             ----------        ----------


                      See accompanying accountant's report.

                         SAMARNAN INVESTMENT CORPORATION
                            Investments in Securities
                                  June 30, 2003

                                               Principal
                                                Amount
                                               or Shares         Cost             Value
                                               ---------        -------          -------
Municipal bonds
    Upland, CA Community
            4.650% due 12/01/03                 150,000         150,133          150,000
    Alaska State Housing Finance Corp.
            5.900% due 12/01/04                 400,000         403,198          420,416
    Summerville GA
            4.500% due 01/01/05                 150,000         150,259          153,573
    Lucas County OH
            4.100% due 03/01/05                 100,000         100,000          102,700
    Mahoning OH Healthcare
            4.000% due 03/31/05                 125,000         125,000          128,750
    Chicago, IL-Wastewater Rev.
            5.400% due 01/01/06                 500,000         499,018          544,865
    North Miami Health Fac. Rev. Catholic
            5.300% due 08/15/06                 200,000         199,514          222,448
    Clark County, NV-School District
            5.500% due 06/15/07                 800,000         796,888          873,264
    North Miami Health Fac. Rev. Catholic
            5.400% due 08/15/07                 375,000         373,837          421,088
    Alabama CLG & Univ. Tuskegee
            5.500% due 09/01/07                 500,000         500,000          556,170
    Wisconsin Health & Education-Sinai
            5.500% due 08/15/08                 600,000         596,638          668,778
    Missouri State Health
            5.550% due 02/01/09                 200,000         199,181          220,410
    Kentucky Infrastructure
            5.000% due 08/01/09                 210,000         225,386          238,279
    Goodhue City, MN EDA Lease
            5.600% due 02/01/09                 285,000         285,000          308,851
    Baltimore MD WW Rev
            5.500% due 07/01/10                 100,000         115,925          117,459
    Summerville GA Pub
            5.000% due 01/01/11                  75,000          74,409           81,955
    Illinois Health Fac. Auth.
            6.000% due 02/15/11                 500,000         498,698          550,100


                     See accompanying accountant's report.

                        SAMARNAN INVESTMENT CORPORATION
                            Investments in Securities
                                  June 30, 2003

                                       Principal
                                        Amount
                                       or Shares       Cost            Value
                                       ---------    ------------    ------------
     Colorado Ed. & Cultural
            5.250% due 4/01/11          130,000          129,024         140,830
     Bexar County Tx, Housing
            5.625% due 12/01/11         210,000          210,000         222,310
     South Dakota H & E
            4.500% due 04/01/12         175,000          173,148         177,938
     Volusia City Health Fac.
            6.000% due 06/01/12         600,000          607,463         651,300
     Illinois Dev. Fin. Auth.
            5.700% due 07/01/12         190,000          190,000         199,120
     Montgomery County PA IDA
            5.625% due 11/15/12         500,000          488,711         533,100
     Latrobe, PA IDA
            5.375% due 5/01/13          250,000          252,234         277,165
     Fairburn Combined Utilities
            5.375% due 10/01/13         250,000          247,697         275,055
     Indiana St. Edl. Facs.
            5.400% due 10/01/13         150,000          148,300         162,161
     New Hampshire Higher Ed.
            5.375% due 01/01/15         275,000          301,227         314,138
     Louisiana Housing Fin. Agency
            6.000% due 09/01/15         670,000          670,000         735,720
     Illinois Health Fac.
            5.120% due 12/01/15         250,000          247,486         255,778
     Maywood IL G.O.
            5.500% due 01/01/16         250,000          259,483         269,065
     Colorado Ed. & Cultural
            5.750% due 6/01/16          100,000           98,706         102,427
     Florida Housing Fin. Corp.
            6.000% due 10/01/19         430,000          430,000         451,612
     Colorado Educ. & Cultural
            6.875% due 12/15/20         250,000          246,383         270,375
     Golden Valley MN Rev.
            5.500% due 12/01/25         300,000          297,553         303,873
                                                    ------------    ------------

     Total municipal bonds                          $ 10,290,992    $ 11,101,073
                                                    ------------    ------------

     Total                                          $ 16,353,182    $ 17,869,259
                                                    ============    ============



                     See accompanying accountant's report.

                    (WHEATLEY, FOWLER & LEE, PC. LETTERHEAD)


The Board of Directors
Samarnan Investment Corporation
Cleburne, Texas 76033


The accompanying statements of assets and liabilities of Samarnan Investment Corporation as of June 30, 2003, and the related statements of operations and changes in net assets for the six months ended June 30, 2003 and June 30, 2002, and the portfolio of investment securities were not audited by us, and, accordingly, we do not express an opinion on them.

We are not independent with respect to Samarnan Investment Corporation.




/s/ WHEATLEY, FOWLER & LEE, P.C.

Wheatley, Fowler & Lee, P.C.
July 17, 2003

                  (SAMARNAN INVESTMENT CORPORATION LETTERHEAD)

BOARD OF DIRECTORS
         Nancy Walls Devaney
         Joe Monteleone
         Martha Walls Murdoch
         Steve Sikes
         Roland Walden
         Sam Walls
         Tommy Yater

OFFICERS
         Sam Walls, President
         Nancy Devaney, Vice President
         Jerry Wheatley, Secretary/Treasurer

CUSTODIAN
         Westwood Trust
         300 Crescent Court, Suite 1300
         Dallas, Texas 75201



Registered shareholders (shares held in your name) with questions regarding your account such as change of name or address or lost certificates should contact the stock transfer agent as shown at the right.

LEGAL COUNSEL
         Richard S. Whitesell, Jr.
         4211 Arcady Avenue
         Dallas, Texas 75205

INDEPENDENT AUDITORS
         Cheshier & Fuller, L.L.P.
         14175 Proton Road
         Dallas, Texas 75244

INVESTMENT ADVISORS
         Voyageur Asset Management Inc.
         Suite 4300
         90 South Seventh Street,
         Minneapolis, Minnesota 55402

         Westwood Management Corp.
         300 Crescent Court, Suite 1300
         Dallas, Texas 75201

REGISTRAR AND TRANSFER AGENT
         Securities Transfer Corporation
         2591 Dallas Parkway, Suite 102
         Frisco, Texas 75034
         Telephone: 469.633-0101
         Fax: 469.633-0088
         http://www.stctransfer.com

SAMARNAN INVESTMENT CORPORATION is registered under the Investment Company Act of 1940 as a diversified, closed-end management company.


Copies of the Company's Annual Report to Shareholders and the Mid-Year Report to Shareholders are available upon written requests to the Secretary at the Company's mailing address shown above.